EXHIBIT 12.3

                            S.E.CLARK & COMPANY, P.C.
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          Member: S.E.C. Practice Section of the American Institute of
                          Certified Public Accountants



                         Consent of Independent Auditors


As independent auditors, we hereby consent to the inclusion of our reports dated January 14, 2000, in the Amendment A to Form 10-KSB for NuPro Innovations Inc. which includes the financial statements of NuPro Innovations Inc. (fka TrucTech, Inc.) for the periods ended November 30, 1999 and 1998 and the separate financial statements of NuPro Innovations Inc. for the year ended November 30, 1998.


/s/ S.E.CLARK & COMPANY, P.C.

Tucson, Arizona
November 9, 2000




          Member: National Association of Certified Valuation Analysts
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  744 N. Country Club Road, Tucson, AZ 85716 (520) 323-7774 Fax (520) 323-8174
                      seclarkcpa@aol.com www.seclarkco.com